Exhibit 99.1

META Announces Agreement to Acquire Nanotech Security Corp. for C$90.8 Million

Transformational Deal to Accelerate Growth, Scale and Commercialization of Metamaterials

HALIFAX, NS / ACCESSWIRE / August 5, 2021 / Meta Materials Inc. (the “Company” or “META®”) (NASDAQ: MMAT) a developer of high-performance functional materials and nanocomposites, today announced the signing of a definitive agreement for META to indirectly acquire Nanotech Security Corp. (“Nanotech”) (TSXV: NTS) (OTCQX: NTSFF), a leader in the development of secure and visually memorable nano-optic security features that provide anti-counterfeiting solutions used in the government and banknote and brand protection markets, in an all-cash transaction at C$1.25 per Nanotech common share, for a total value of approximately C$90.8 million.

The addition of Nanotech’s highly experienced manufacturing group, its nanophotonics R&D teams and its well-established origination and conversion capabilities is expected to significantly expand and accelerate META’s design-to-production roadmap and extend its leadership position in commercializing metamaterials. Nanotech brings state of the art electron beam lithography (EBL), high-volume, roll-to-roll nanoimprint lithography (NIL) and nano-coating production equipment, with current capacity exceeding 7 million square meters per year, at significantly lower production costs compared to semiconductor processes.

In-house EBL capabilities are expected to significantly increase META’s capacity for new customer engagements and shorten material selection programs. META’s proprietary roll-to-roll volume holographic technology, as well as its Rolling Mask Lithography (RML®) and related design know-how and intellectual property, offer additional proprietary security applications to help expand Nanotech’s leadership position in high-volume highly customizable security films.

“META’s M&A strategy is focused on building scale and reducing production costs, enhancing our metamaterials manufacturing capabilities, and extending our market reach into new applications and industries,” said Ram Ramkumar, Chairman of META. “We believe the addition of Nanotech’s ultra-precision, high-volume production capabilities should place META in a strong leadership position in commercializing metamaterials at scale.”

“Nanotech is a strategic acquisition for META. It will add tested and cost-competitive production technology along with new products and customers to our portfolio. Nanotech also adds complementary skillsets which can support META’s markets, accelerating our commercialization plans in verticals such as solar energy, 5G and other antennas, battery and fuel cells, and carbon capture,” said George Palikaras, META’s President and CEO. “META plans to support expansion of Nanotech’s Thurso, Quebec facility, approximately doubling its production capacity to 15 million square meters over the next 1-2 years, while META’s new 68,000 square foot facility in Nova Scotia will support large OEM licensing opportunities, manufacturing training and product application development at pilot scale. Combined with our planned expansion in Nova Scotia, the Nanotech acquisition is expected to position META as one of the leaders in high-volume, low-cost production of optical metamaterials in the world.”

In the government and banknote market, Nanotech has supplied security features used in 30+ banknote denominations. In 2017, Nanotech won a multi-year C$30 million development contract with a confidential top-10 central bank to design a unique, nano-optic security feature for a future banknote and it is in the process of seeking to secure a next phase contract later this year.

“META’s technology platform offers significant benefits to both companies. META’s strong technical capabilities and financial resources can enable Nanotech to accelerate its growth plans and Nanotech’s high-volume, roll-to-roll production capabilities can accelerate META’s go-to-market strategy in several vertical markets,” said Troy Bullock, Nanotech’s President and CEO. “Nanotech’s entire team will be joining META with Nanotech’s management taking on key leadership positions, and I am excited to be continuing with META in an advisory capacity. Through

META, we will have access to the technologies and financial resources to advance our strategic goals and accelerate our government contract, as well as expanding into functional thin films and metamaterial applications for large markets beyond banknotes and brand protection.”

Nanotech Technology and Assets

Nanotech develops products and technology that deliver some of the most sophisticated overt, covert, and forensic security features for brand protection and banknote markets. Its KolourOptic® technology platform is different than any other technology currently on the market, producing security features which are thinner, offering multiple colors, depth, and movement, without using ink. For example, a 1-inch by 1-inch area typically features approximately 5 billion nanostructures. Nanotech’s technology relies on what scientists call “plasmonic” or “nanophotonic” structural light trapping schemes, similar to those found naturally in butterfly-wing nanostructures. This allows Nanotech to provide its customers with customized security features that are nearly impossible to replicate.

Nanotech brings more than 75 years collective nanotechnology research and production experience with over C$19M invested in nanotechnology related IP. It has 47 issued patents, 22 patents pending, and has delivered over 7 billion security features to customers around the world. In Thurso, Quebec, Nanotech owns a state-of-the-art production facility situated on 11 acres of land, with a 105,000 square foot building, which includes an approximately 35,000 square foot, high-security production facility built to European Central Bank standards, with 15,000 square feet of space planned for immediate production expansion and the remaining 55,000 square feet for future expansion. Nanotech had cash and equivalents of approximately C$8.9 million and no debt as of June 30, 2021.

Transaction Summary

The following is a summary of the proposed transaction terms as contemplated in the definitive agreement.

The transaction is structured as a plan of arrangement under the laws of the province of British Columbia.

Subject to the terms and conditions of the definitive agreement, a wholly owned subsidiary of META will purchase 100% of Nanotech’s common shares at C$1.25 per share. In addition, Nanotech will repurchase restricted share units (each an RSU) to acquire 538,516 Nanotech common shares at a purchase price of C$1.25 per RSU and in-the-money options to acquire 4,579,000 Nanotech common shares at a purchase price equal to C$1.25 per option less the exercise price thereof. The consideration payable to securityholders under the arrangement will be payable in cash resulting in a total purchase price of C$90.8 million.

The closing of the transaction is expected to occur in early October, subject to the satisfaction or waiver of customary closing conditions, including British Columbia court approval, and approval by the securityholders of Nanotech and a majority of the minority shareholders of Nanotech. There can be no assurances that the transaction will be consummated.

The board of directors of Nanotech has unanimously approved the definitive agreement and the transaction and unanimously recommends that securityholders of Nanotech vote in favor of the transaction.

Each of Nanotech’s directors and officers who collectively hold 19% of the common shares of Nanotech have entered into voting support agreements agreeing to vote their Nanotech securities, in favor of the resolutions put before them pursuant to the agreement.

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Advisors

Cormark Securities Inc. is acting as financial advisor to META and Hamilton Clark Sustainable Capital, Inc. provided a fairness opinion to the board of directors of META. Fasken Martineau DuMoulin LLP is acting as Canadian counsel to the Company and Wilson Sonsini Goodrich & Rosati is acting as U.S. counsel to the Company.

Echelon Capital Markets is acting as financial advisor to Nanotech and provided a fairness opinion to the board of directors of Nanotech. Borden Ladner Gervais LLP is acting as Canadian counsel to Nanotech and Dorsey & Whitney LLP is acting as U.S. counsel to Nanotech.

Webcast

META and Nanotech management will host a webcast on August 5, 2021, at 10:00AM EDT.

To register, click here or copy this link into your browser: https://audience.mysequire.com/webinar-view?webinar_id=97702446-53e7-4f46-8a8b-2a4fd2ca1c04. A replay will be available following the webcast and may be accessed using the link above.

About Meta Materials Inc.

META® delivers previously unachievable performance, across a range of applications, by inventing, designing, developing, and manufacturing sustainable, highly functional materials. Our extensive technology platform enables leading global brands to deliver breakthrough products to their customers in consumer electronics, 5G communications, health and wellness, aerospace, automotive, and clean energy. Our achievements have been widely recognized, including being named a Global Cleantech 100 company. Learn more at www.metamaterial.com.

About Nanotech

With billions of security features in circulation, Nanotech’s products include secure and memorable security labels, stripes, patches, and colour-shifting foils for currency authentication and brand protection.

KolourOptik® is a patented visual technology that is exclusive to the government and banknote market and combines sub-wavelength nanostructures and microstructures to create modern overt security features with a unique and customizable optical effect. KolourOptik pure plasmonic colour pixels produce full colour, 3D depth, and movement used in security stripes and threads that are nearly impossible to replicate.

LiveOptik™ is a patented visual technology that utilizes innovative nano-optics one tenth the size of traditional holographic structures to create next generation overt security features customized to our customers’ unique requirements. LiveOptik delivers multi-colour, 3D depth, movement, and image switches for secure brand protection stripes, threads, and labels that are nearly impossible to replicate.

Additional information about Nanotech can be found at the Company’s website www.nanosecurity.ca, the Canadian disclosure filings website www.sedar.com or the OTCMarkets disclosure filings website www.otcmarkets.com.

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Forward Looking Information

This press release includes forward-looking information or statements within the meaning of Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, regarding the Company, Nanotech, their businesses and the proposed transaction, which may include, but are not limited to, statements with respect to the business strategies, product development, expansion plans and operational activities of the Company and Nanotech, and the benefits to the Company of the potential acquisition of Nanotech. Often but not always, forward-looking information can be identified by the use of words such as “potential,” “predicts,” “projects,” “seeks,” “plans,” “expect”, “intends”, “anticipated”, “believes” or variations (including negative variations) of such words and phrases, or statements that certain actions, events or results “may”, “could”, “should,” “would” or “will” be taken, occur or be achieved. Such statements are based on the current expectations and views of future events of the management of the Company and are based on assumptions and subject to risks and uncertainties. Although the management of the Company believes that the assumptions underlying these statements are reasonable, they may prove to be incorrect. The forward-looking events and circumstances discussed in this release may not occur and could differ materially as a result of known and unknown risk factors and uncertainties affecting the Company, including risks related to the potential benefits of the transaction with Nanotech, the capabilities of Nanotech’s facility and the expansion thereof, research and development projects of the Company, the market potential of the products of the Company and Nanotech, the market position of the Company, the completion of the transaction, the scalability of the Company’s production ability, capacity for new customer engagements, material selection programs timeframes, the ability to reduce production costs, enhance metamaterials manufacturing capabilities and extend market reach into new applications and industries, the ability to accelerate commercialization plans, the possibility of new customer contracts, the continued engagement of Nanotech’s team, the technology industry, market strategic and operational activities, and management’s ability to manage and to operate the business. More details about these and other risks that may impact the Company’s businesses are described under the heading “Forward Looking Information” in the Company’s Form 8-K filed with the SEC on July 23, 2021, and under the heading “Risk Factors” in the Company’s Form 10-Q filed with the SEC on May 14, 2021, in the Company’s Form 10-K filed with the SEC on March 18, 2021, and in subsequent filings made by Meta Materials with the SEC, which are available on SEC’s website at www.sec.gov. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. Accordingly, readers should not place undue reliance on any forward-looking statements or information. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events, or otherwise, except to the extent required by law.

Contact

Mark Komonoski

Senior Vice President

Integrous Communications

Phone: 1-877-255-8483

Email: ir@metamaterial.com

Media inquiries:

media@metamaterial.com

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